SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [X]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                            SUCCESS BANCSHARES, INC.
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

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FOR FURTHER INFORMATION
CONTACT:        Bill Meinen
                Success Bancshares, Inc.
                847/279-9061
                bmeinen@successbank.com

                Gregg T. Adams
                BankFinancial
                708/614-3039
                gadams@bankfinancial.com



                          BankFinancial Corporation and
                        Success Bancshares, Inc. to Merge

            The Combined Organization Will Create a Metropolitan-Wide
             Financial Services Company With $1.8 Billion in Assets

     OLYMPIA FIELDS, IL (MAY 21, 2001) BankFinancial Corporation and Success Bancshares, Inc. (NASDAQ: SXNB) announced the signing of a definitive merger agreement under which BankFinancial Corporation will acquire Success Bancshares, Inc. and its subsidiary, Success National Bank.

     Announced today in a joint statement by Morgan Gasior, Chairman of the Board and CEO of BankFinancial Corporation, and Bill Meinen, Chairman of the Board and CEO of Success Bancshares, Inc., the transaction is structured as a cash merger of Success Bancshares, Inc. into a BankFinancial Corporation subsidiary, followed by the merger of Success National Bank into BankFinancial, F.S.B. The transaction is expected to be completed during the fourth quarter of 2001. The transaction is subject to the approval of Success Bancshares, Inc. stockholders, required regulatory approvals and customary closing conditions.

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     Success Bancshares, Inc. has postponed its annual meeting of stockholders, originally scheduled to be held in late May 2001, to a date later this year when its stockholders will be asked to approve the transaction.

     Success Bancshares, Inc. stockholders will receive a cash price of $19 per share of SXNB common stock. The total cash value of the transaction on a fully diluted basis is approximately $48.4 million. BankFinancial Corporation will also assume approximately $2.5 million of Success Bancshares, Inc. term debt, and $15 million in subordinated debt. The subordinated debt supports an equivalent amount of trust-preferred securities that were issued by an affiliate of Success Bancshares, Inc. in 1998. The trust-preferred securities will remain outstanding after the merger. In connection with the agreement, Success Bancshares, Inc. has granted BankFinancial Corporation an option to acquire 19.9% of the common stock of SXNB under certain circumstances.

     BankFinancial has served the financial services needs of the south, southwest and western areas of metropolitan Chicago since 1924, offering a full spectrum of personal and business banking, investment and insurance services and mortgage, consumer and commercial lending solutions. BankFinancial has approximately $1.2 billion in assets, with eight branches located in the southern, southwestern and western suburbs of Chicago.

     Success National Bank is a commercial bank that has served the banking needs of individuals and small-to-medium sized businesses since 1973. Success National Bank has total assets of approximately $600 million and currently operates from seven locations in the northern Chicagoland area.

     The combined bank, which will operate under the BankFinancial name, will be an FDIC insured financial institution with total assets of approximately $1.8 billion, equity capital of approximately $108 million, a legal lending limit of approximately $16 million, a metropolitan-wide

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presence with 15 branches and strong capabilities in personal banking, business banking, asset management and insurance services.

     Gasior said that "We are enthusiastic about joining forces to create a Chicago-metropolitan-wide financial services organization that provides a preferred alternative to the increasing number of mega-banks in the Chicago banking market." Mr. Gasior noted that "the two organizations are a perfect fit -- we each have similar values, cultures, and business philosophies and a shared commitment to providing the best possible service to our customers."

     Meinen added that "The capabilities of each organization complement each other very well. Our Board of Directors is pleased with the enhanced value this transaction offers to the stockholders of Success Bancshares, Inc." He went on to say, "We can now significantly expand our ability to serve the needs of our customers in the lending, deposit and investment management areas. We see a tremendous opportunity for both organizations, our customers and employees, and a great benefit to the communities in which we do business."

     "Several years ago," Gasior noted, "BankFinancial set a business objective to grow and expand its franchise while remaining true to its philosophy of outstanding customer service. The merger with Success Bancshares, Inc. is a major step in achieving that objective. I am highly confident that the product and service capabilities of our new organization, the dedication of our officers, managers and associates and the metropolitan market presence will permit us to provide the Chicagoland area with quality financial services through a locally owned and managed community bank for many years to come."

     Gasior will remain CEO, and Meinen will become Executive Vice President, of BankFinancial. Other Success senior officers will join with the current senior officers of BankFinancial to form the senior management team of the combined bank, including Christa

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Calabrese, who will serve as Regional President of the combined bank's Northern
Region. Certain members of Success' board of directors will serve on the boards of the combined organization and its affiliated companies.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Success Bancshares, Inc. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of management of BankFinancial Corporation and Success Bancshares, Inc. and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "may", "will" or similar expressions are forward-looking statements. Forward-looking statements speak only as of the date they are made, and BankFinancial Corporation and Success Bancshares, Inc. undertake no obligation to update publicly any of them in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors -- many of which are beyond the ability of either company to control or predict -- could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (1) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new and existing competitors; (2) adverse state and federal legislation and regulation; (3) failure to obtain new customers and retain existing customers; (4) inability to carry out marketing and/or expansion plans; (5) loss of key executives or personnel; (6) changes in interest rates including the effect of prepayment; (7) general economic and business conditions which are less favorable than expected; (8) equity and fixed income market fluctuations; (9) unanticipated changes in industry trends; (10) unanticipated changes in credit quality and risk factors; (11) success in gaining regulatory approvals when required; (12) changes in Federal Reserve Board monetary policies; (13) technological changes; (14) changes in accounting principles generally accepted in the United States of America; and (15) inability of third-party vendors to perform critical services to the company or its customers.

ADDITIONAL INFORMATION

Success Bancshares, Inc. will be sending a proxy statement to its shareholders seeking their approval of the proposed transaction. Investors and security holders are advised to read the proxy statement for further information. When filed, the proxy statement, as well as other SEC filings, can be obtained free of charge from the web site maintained by the SEC at www.sec.gov.

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Success Bancshares, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Success Bancshares, Inc. shareholders to approve the merger. Information about these participants is set forth in the Form 10 K/A filed with the SEC by Success Bancshares, Inc. on April 30, 2001. Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

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